Exhibit 5.1

          , 2023

Rise Oil & Gas, Inc.

8911 N. Capital of Texas Highway, Suite 4200

Austin, Texas 78759

RE:	Registration Statement of Rise Oil & Gas, Inc. on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Rise Oil & Gas, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-273100), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 3, 2023 and the amendments thereto (including the prospectus contained therein, the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) by the Company of: (a) up to           shares of common stock, par value $0.001 per share of the Company (“Common Stock”) to be issued and sold by the Company pursuant to the Underwriting Agreement (as defined below), which includes up to            shares of Common Stock that may be issued and sold by the Company pursuant to the exercise of the over-allotment option granted to the Underwriters, as described in such Registration Statement (collectively, the “Offering Shares”), (b) certain warrants to purchase a number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock that are issued and sold by the Company pursuant to the Underwriting Agreement, including shares issued pursuant to the exercise of the over-allotment option, at a per share exercise price equal to 125% of the public offering price per share of the Offering Shares, to be evidenced by the Warrant Agreement (as defined below) and issued by the Company to ThinkEquity LLC (or its permitted assignees) (the “Underwriter Warrants”), and (c) all shares of Common Stock issuable by the Company upon the exercise of the Underwriter Warrants (collectively, the “Warrant Shares”). The Offering Shares and the Warrant Shares are referred to herein as the “Shares”.

In rendering the opinions set forth below, we have reviewed, considered, and relied upon originals or copies certified or otherwise identified to our satisfaction of the following documents (the “Documents”):

(a)	the Registration Statement, including the prospectus contained therein;

(b)	the form of Underwriting Agreement to be executed by the Company and ThinkEquity LLC, as representative of the several underwriters listed on Schedule 1 thereto (ThinkEquity LLC and such other underwriters, the “Underwriters”), which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c)	the form of Representative’s Warrant Agreement evidencing the Underwriter Warrants, to be executed by the Company and ThinkEquity LLC, which is included as Exhibit A to the Underwriting Agreement, which has been filed as Exhibit 4.2 to the Registration Statement (the “Warrant Agreement”);

(d)	a Certificate of Existence with Status in Good Standing for the Company, dated , 2023, issued by the Secretary of State of Nevada (the “Good Standing Certificate”);

(e)	a Secretary’s Certificate of the Company’s Secretary, dated as of the date hereof (the “Secretary’s Certificate”);

(f)	a copy of the Articles of Incorporation of the Company, as filed with the Secretary of State of Nevada on March 21, 2023, including all amendments thereto, as currently in effect and certified pursuant to the Secretary’s Certificate (the “Current Articles of Incorporation”)

(g)	a copy of the Bylaws of the Company, as adopted on and dated as of March 21, 2023, including all amendments thereto, as currently in effect and certified pursuant to the Secretary’s Certificate (the “Current Bylaws”);

(h)	a copy of Company’s Amended and Restated Articles of Incorporation, filed as Exhibit 3.3 to the Registration Statement (the “Amended & Restated Articles”) and a copy of Company’s Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement (the “Amended & Restated Bylaws”), each of which will be in effect upon the closing of the offering contemplated by the Registration Statement;

(i)	a specimen form of stock certificate representing shares of Common Stock of the Company, which is set forth in Exhibit 4.1 to the Registration Statement (the “Specimen Stock Certificate”); and

(j)	certain resolutions adopted by the Board of Directors of the Company, as provided to us and certified pursuant to the Secretary’s Certificate, relating to, among other things, the issuance, sale, and registration of the Shares (each, a “Resolution” and collectively, the “Resolutions”).

We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in any of the foregoing Documents. We have also examined originals or copies of such other corporate records and certificates of corporate officers and public officials, as we have considered necessary or appropriate as a basis for the opinions expressed herein. As to any facts relevant to the opinions expressed herein, we have relied upon and assumed, without independent investigation or verification: (a) the authenticity of all Documents submitted to us as originals; (b) the conformity to authentic originals of all Documents submitted to us as copies; (c) the genuineness of all signatures; (d) the truth, accuracy and completeness of the information, representations, warranties, and statements contained in the certificates, instruments, records, and other Documents we have reviewed, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement and the Warrant Agreement; and (e) the legal capacity for all purposes relevant hereto of all natural persons. We have further assumed that (x) the Registration Statement and any amendments thereto will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement, the Underwriting Agreement, and the Warrant Agreement; and (y) all of the Shares and the Underwriter Warrants will be issued and sold by the Company to the Underwriters as described in the Registration Statement, the Underwriting Agreement, and the Warrant Agreement.

In rendering the opinions stated herein, we have also assumed that: (a) prior to the issuance and sale of the Shares, the Amended & Restated Articles in the draft form submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of Nevada in accordance with Nevada law; (b) all Shares will be issued, sold, and delivered in the manner specified in the Registration Statement, the Underwriting Agreement, and/or the Warrant Agreement, as applicable; (c) if issued in physical form, the stock certificates evidencing the Shares will be in the form of the Specimen Stock Certificate and signed by the authorized officers of the Company and registered by the transfer agent and registrar or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent; and (d) the issuance of the Shares will be properly recorded in the books and records of the Company.

Based upon the forgoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth in this opinion letter, we are of the opinion that:

1.	The Offering Shares (a) have been duly authorized by all necessary corporate action on the part of the Company and (b) will be validly issued, fully paid and non-assessable, when (i) issued and sold against payment in full of all consideration therefor as described in the Registration Statement and in accordance with the terms and conditions of the Underwriting Agreement, and (ii) stock certificates, in the form of the Specimen Stock Certificate, or book entry positions, as applicable, representing the Offering Shares, have been duly executed, delivered, and authenticated, as applicable, and registered in the books and records of the Company;

2.	The Warrant Shares (a) have been duly authorized by all necessary corporate action on the part of the Company and (b) will be validly issued, fully paid and non-assessable, when (i) issued and sold upon the valid exercise of the Underwriter Warrants and against payment in full of the exercise price for the Warrant Shares in accordance with the terms and conditions of the Warrant Agreement, and (ii) stock certificates, in the form of the Specimen Stock Certificate, or book entry positions, as applicable, representing the Warrant Shares, have been duly executed, delivered, and authenticated, as applicable, and registered in the books and records of the Company.

The opinions expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act and the rules and regulations promulgated thereunder, in connection with the registration of the Shares as described in the Registration Statement, and may not be relied upon in any manner or used for any purpose by any other person or entity.

While certain members of this firm are admitted to practice law in certain jurisdictions other than the State of Nevada, in rendering the opinions expressed in this letter we have not examined the laws of any jurisdiction other than the general corporate laws of the State of Nevada. Accordingly, the opinions set forth herein are expressly limited to matters involving the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other state or jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws or regulations, including any federal securities laws or regulations, or any state securities or “blue sky” laws or regulations. The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to advise you of changes in law or facts or other circumstances, events, or developments (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion letter is issued in the State of Nevada. By issuing this opinion letter, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion letter shall constitute your agreement to the foregoing.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,